Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated February 7, 2004 except for Note 17, as to which the date is August 5, 2005, relating to the consolidated financial statements of Q Comm International, Inc. and Subsidiary as of December 31, 2003, and for the periods then ended, appearing in the company's Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in the Company's Registration Statement on Form S-8, SEC File No. 333-122347.

/s/ PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 17, 2006